53

                                                        EXHIBIT 2.2

                          AGREEMENT AND PLAN OF MERGER
                                                          between

                         REALITY WIRELESS NETWORKS, INC
                                                            and
                            GENESIS ELECTRONICS, INC.

                                               Dated as of November 10, 2004

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS ......................................................   4
     SECTION 1.01        Certain Defined Terms .............................   4

ARTICLE II THE MERGER ......................................................   8
     SECTION 2.01        The Merger ........................................   8
     SECTION 2.02        Closing ...........................................   8
     SECTION 2.03        Effective Time ....................................   9
     SECTION 2.04        Effect of the Merger ..............................   9
     SECTION 2.05        Certificate of Incorporation; Bylaws; Directors and
                         Officers of Surviving Corporation .................   9

ARTICLE III CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
     SECTION 3.01        Conversion of Securities ..........................  10
     SECTION 3.02        Exchange of Securities Other than Treasury Shares .  10
     SECTION 3.03        Stock Transfer Books ..............................  12
     SECTION 3.04        No Fractional Share Certificates ..................  13
     SECTION 3.05        Options to Purchase Company Common Stock ..........  13
     SECTION 3.06        Unvested Stock ....................................  14
     SECTION 3.07        Certain Adjustments ...............................  14

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF GENESIS .......................  15
     SECTION 4.01        Organization and Qualification; Subsidiaries ......  15
     SECTION 4.02        Certificate of Incorporation and Bylaws ...........  15
     SECTION 4.03        Capitalization ....................................  15
     SECTION 4.04        Authority Relative to This Agreement ..............  16
     SECTION 4.05        No Conflict; Required Filings and Consents ........  17
     SECTION 4.06        Permits; Compliance with Laws .....................  17
     SECTION 4.07        Financial Statements ..............................  18
     SECTION 4.08        Absence of Certain Changes or Events ..............  18
     SECTION 4.09        Employee Benefit Plans; Labor Matters .............  18
     SECTION 4.10        Certain Tax Matters ...............................  20
     SECTION 4.11        Contracts .........................................  20
     SECTION 4.12        Litigation ........................................  20

     SECTION 4.13        Purposely Left Blank ..............................  20
     SECTION 4.14        Intellectual Property .............................  20
     SECTION 4.15        Taxes .............................................  22
     SECTION 4.16        Insurance .........................................  23
     SECTION 4.17        Properties ........................................  23
     SECTION 4.18        Business Activity Restriction .....................  23
      SECTION 4.19       Certain Business Practices ........................  24

ARTICLE V REPRESENTATIONS AND WARRANTIES OF REALITY WIRELESS
     SECTION 5.01        Organization and Qualification; Subsidiaries ......  24
     SECTION 5.02        Certificate of Incorporation and Bylaws ...........  24
     SECTION 5.03        Capitalization ....................................  25
     SECTION 5.04        Authority Relative to this Agreement ..............  25
     SECTION 5.05        No Conflict; Required Filings and Consents ........  26
     SECTION 5.06        Permits; Compliance with Laws .....................  26
     SECTION 5.07        SEC Filings; Financial Statements .................  27
     SECTION 5.08        Absence of Certain Changes of Events ..............  28
     SECTION 5.09        Employee Benefits; Labor Markets ..................  28
     SECTION 5.10        Certain Tax Matters ...............................  29
     SECTION 5.11        Contracts .........................................  30
     SECTION 5.12        Litigation ........................................  30
     SECTION 5.13        Purposely Left Blank ..............................  30
     SECTION 5.14        Intellectual Property .............................  30
     SECTION 5.15        Taxes .............................................  32
     SECTION 5.16        Insurance .........................................  32
     SECTION 5.17        Properties ........................................  33
     SECTION 5.18        Business Activity Restriction .....................  33
     SECTION 5.19        Certain Business Practices ........................  33


ARTICLE VI COVENANTS .......................................................  34
     SECTION 6.01        Conduct of Business by Company Pending the Closing   34
     SECTION 6.02        Notices of Certain Events .........................  36
     SECTION 6.03        Access to Information; Confidentiality ............  36
     SECTION 6.04        No Solicitation of Transactions ...................  38
     SECTION 6.05        Tax-Free Transaction ..............................  39
     SECTION 6.06        Control of Operations .............................  39
     SECTION 6.07        Further Action; Consents; Filings .................  39
     SECTION 6.08        Additional Reports ................................  40
     SECTION 6.09   Purposely Left Blank ...................................  40
     SECTION 6.10   Conduct of Business by Reality Wireless ................  40

ARTICLE VII ADDITIONAL AGREEMENTS ..........................................  42
     SECTION 7.01        Board and Stockholders' Meetings ..................  42
     SECTION 7.02        Certain Settlements ...............................  43
     SECTION 7.03        Completion of Certain Schedules ...................  43

     SECTION 7.04        Completion of Genesis Reports .....................  44
     SECTION 7.05        Public Announcements ..............................  44
     SECTION 7.06        OTCBB Listing .....................................  45
     SECTION 7.07        Blue Sky ..........................................  45

ARTICLE VIII CONDITIONS TO THE MERGER ......................................  45
     SECTION 8.01        Conditions to the Obligations of Each Party to
                         Consummate the Merger .............................  45
     SECTION 8.02        Conditions to the Obligations of Company ..........  46
     SECTION 8.03        Conditions to the Obligations of Reality Wireless .  47

ARTICLE IX POST-CLOSING COVENANTS ..........................................  48
     SECTION 9.01        Audited Financials of Genesis .....................  48

ARTICLE X TERMINATION, AMENDMENT AND WAIVER ................................  48
     SECTION 10.01       Termination .......................................  48
     SECTION 10.02       Effect of Termination .............................  49
     SECTION 10.03       Amendment .........................................  49
     SECTION 10.04       Waiver ............................................  50
     SECTION 10.05       Expenses ..........................................  50

ARTICLE X GENERAL PROVISIONS ...............................................  50
     SECTION 11.01       Non-Survival of Representations and Warranties ....  50
     SECTION 11.02       Notices ...........................................  50
     SECTION 11.03       Severability ......................................  51
     SECTION 11.04       Assignment; Binding Effect; Benefit ...............  51
     SECTION 11.05       Incorporation of Exhibits .........................  52
     SECTION 11.06       Governing Law .....................................  52
     SECTION 11.07       Waiver of Jury Trial ..............................  52
     SECTION 11.08       Headings; Interpretation ..........................  52
     SECTION 11.09       Counterparts ......................................  53
     SECTION 11.10       Entire Agreement ..................................  53

SCHEDULES AND EXHIBITS

EXHIBITS


SCHEDULES
     SCHEDULE                  Reality Wireless Disclosure Schedule
     SCHEDULE                  Genesis Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER (as amended, supplemented or otherwise modified from time to time, this "Agreement"), dated as of November 10, 2004 (the "Execution Date"), among Reality Wireless Networks, Inc., a Nevada corporation ("Reality Wireless") and GENESIS ELECTRONICS, INC., a Delaware corporation ("Genesis"):

                              W I T N E S S E T H:

            WHEREAS, the boards of directors of Reality Wireless and Genesis have determined that it is advisable and in the best interests of their respective companies and stockholders to enter into a business combination by means of the merger of Genesis into Reality Wireless (the "Merger") and have approved and adopted this Agreement;

            WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Nevada Revised Statutes (the "NRS") and the Corporations Code of the State of Delaware (the "DE Code"), Reality Wireless will acquire all of the common stock of Genesis through statutory merger of Genesis into Reality Wireless;

            WHEREAS, for United States Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code"), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code;

            NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 Certain Defined Terms

            Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

            "Affiliate" shall mean, with respect to any person, any other person that controls, is controlled by or is under common control with the first person.

            "Blue Sky Laws" shall mean state securities or "blue sky" laws.

            "Business day" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in New York.

            "Competing Transaction" shall mean any of the following involving Genesis or Reality Wireless, as the case may be (other than the Merger):

                  (i)  any  merger,  consolidation,   share  exchange,  business
combination or other similar transaction;

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of such party and its subsidiaries, taken as a whole, in a single transaction or series of transactions;

                  (iii) any license, joint venture or other arrangement pursuant to which Genesis provides or permits access to all or a majority of its data (on a value basis) to a third party;

                  (iv) any tender offer or exchange offer for 80% or more of the outstanding voting securities of such party or the filing of a registration statement under the Securities Act in connection therewith;

                  (v) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed that beneficially owns or has the right to acquire beneficial ownership of, 80% or more of the outstanding voting securities of such party;

                  (vi) any solicitation in opposition to the approval of this Agreement by the stockholders of such party; or

                  (vii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         "Confidential Information" shall mean information regarding each party and its business, including the whole or a portion of the knowledge or know-how regarding the specifications, methods, standards, processes and operating procedures of the party, which is hereby acknowledged as proprietary to each party, and shall include all discussions and correspondence regarding the business relationship created between the parties in connection with this Agreement (including but not limited to strategies and plans regarding such business relationship).

            "$" shall mean United States Dollars.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

            "Expenses" shall mean, with respect to any party hereto, all documented out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement and the Joint Proxy Statement, the solicitation of stockholder approvals, the filing of HSR Act notice ("HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.), if any, and all other matters related to the transactions contemplated hereby and the closing of the Merger.

         "Genesis Disclosure Schedule" shall mean the disclosure schedule delivered by Genesis to Reality Wireless prior to the Closing of this Agreement and forming a part hereof.

            "Genesis Intellectual Property" shall mean all patents (including, without limitation, all U.S. and foreign patents, patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof), design rights, trademarks, trade names and service marks (whether or not registered), trade dress, Internet domain names, copyrights (whether or not registered) and any copyright renewal rights, sui generis database rights, statistical models, technology, inventions, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, databases, technical documentation of such software programs ("Technical Documentation"), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that were material to Genesis's business or are currently used in Genesis's business in any product, technology or process (i) currently being or formerly manufactured, published or marketed by Genesis or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by Genesis.

            "Genesis Material Adverse Effect" shall mean any change in or effect on the business of Genesis that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Genesis, taken as a whole, except to the extent that any such change in or effect results from (i) changes in general economic conditions or changes affecting the industry generally in which Genesis operates (provided that such changes do not affect Genesis in a materially disproportionate manner), and (ii) any litigation or loss of customers or revenues that Genesis successfully bears the burden of proving arose from Genesis entering into this Agreement.

            "Genesis Stock Plans" shall mean Genesis's Stock Option Plan.

            "Governmental Entity" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

            "Governmental   Order"  shall  mean  any  order,   writ,   judgment,
injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

         "IRS" shall mean the United States Internal Revenue Service.

         "Law" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

         "Person" shall mean an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

         "Reality Wireless Disclosure Schedule" shall mean the disclosure schedule delivered by Reality Wireless to Genesis prior to the execution of this Agreement and forming a part hereof.

         "Reality Wireless Material Adverse Effect" shall mean any change in or effect on the business of Reality Wireless and the Reality Wireless Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Reality Wireless and the Reality Wireless Subsidiaries, taken as a whole, except to the extent that any such change in or effect results from (i) changes in general economic conditions or changes affecting the industry generally in which Reality Wireless operates (provided that such changes do not affect Reality Wireless in a materially disproportionate manner) and (ii) any litigation or loss of customers or revenues that Reality Wireless successfully bears the burden of proving arose from Reality Wireless entering into this Agreement; provided, however, that in no event shall a decrease in the trading price of Reality Wireless Common Stock or litigation relating thereto be considered an Reality Wireless Material Adverse Effect.

         "Reality Wireless Stock Plans" shall mean Reality Wireless's 2003 Stock Plan.

         "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "Subsidiary" shall mean, with respect to any person, any corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "Tax" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any person.

         "Tax Return" shall mean any return, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

                                   ARTICLE II

                                   THE MERGER

         SECTION 2.01 The Merger

         Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NRS and the DE Code, at the Effective Time (as defined in Section 2.03), Genesis shall be merged with and into Reality Wireless. As a result of the Merge the separate corporate existence of Genesis shall cease and Reality shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         SECTION 2.02 Closing

         Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 10.01, and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the "Closing") to be held at the offices of The Otto Law Group, PLLC, 900 Fourth Avenue, Suite 3140, Seattle, Washington 98164, unless another date, time or place is agreed to by Reality Wireless and Genesis.

         SECTION 2.03 Effective Time

         At and after the time of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Nevada in such form as required by, and executed in accordance with the relevant provisions of the NRS and the DE Code (the date and time of such filing, or such later date and time as may be set forth therein, being the "Effective Time").

         SECTION 2.04 Effect of the Merger

         At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the NRS and the DE Code. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Genesis and Reality Wireless shall vest in Reality as the Surviving Corporation, and all debts, liabilities and duties of Genesis and Reality shall become the debts, liabilities and duties of Reality as the Surviving Corporation.

         SECTION  2.05  Certificate  of  Incorporation;  Bylaws;  Directors  and
Officers

         Unless otherwise agreed by Reality Wireless and Genesis before the Effective Time, at the Effective Time:

         (a) the officers of Genesis immediately prior to the Effective Time shall be the officers of the Surviving Corporation (defined herein) from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

         (b) the Directors of Genesis immediately prior to the Effective Time shall be the Directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal and, immediately prior to the Effective Time, all Directors of Reality Wireless shall resign their positions.

                                   ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

            SECTION 3.01 Conversion of Securities

            At the Effective Time, by virtue of the Merger, and without any action on the part of Reality Wireless or Genesis or the holders of any of the following securities:

            (a) all the shares of Common Stock of Genesis ("Genesis Common Stock") issued and outstanding immediately before the Effective Time (excluding those held in the treasury of Genesis or owned by any wholly owned subsidiary of Genesis) and all rights in respect thereof, shall, forthwith cease to exist and be converted into and become exchangeable for ninety-seven percent (97%) of issued shares (the "Common Exchange Ratio") of common stock, $.001 par value, of Reality Wireless ("Reality Wireless Common Stock");

            (b) each share of Genesis Common Stock held in the treasury of Genesis immediately prior to the Effective Time shall be canceled and retired and, with respect to the retired shares, no shares of stock or other securities of Reality Wireless, the Surviving Corporation or any other corporation shall be issuable, and no payment or other consideration shall be made; and

            (c) shares of Reality Common Stock exchanged or issued in connection with this Section 3.01 shall bear restrictive legends limited sale to third parties, subject to: (1) the provisions of Rule 144 of the Securities Act of 1933, (2) a "reoffer prospectus" in compliance with Form S-8, or (3) a valid registration statement. The parties hereby represent and warrant that shareholders in connection this Section 3.01 shall not sell the Shares expect as provided in (1), (2) and/or (3) of this Section or an otherwise valid exception to the Securities Act.

            SECTION 3.02 Exchange of Securities Other than Treasury Shares

            (a) Exchange Agent. Prior to the Effective Time, Reality Wireless shall enter into an agreement with its transfer agent, Pacific Stock Transfer, Inc., to act as exchange agent for the Merger (the "Exchange Agent") and the Exchange Agent, as Genesis hereby acknowledges.

            (b) Reality Wireless to Provide Stock. Promptly after the Effective Time, Reality Wireless shall make available to the Exchange Agent for the benefit of the holder of Genesis Common Stock and Genesis Preferred Stock, certificates of Reality Wireless Common Stock and Reality Wireless Preferred Stock ("Reality Wireless Certificates") representing the number of whole shares of Reality Wireless Common Stock and Reality Wireless Preferred Stock issuable pursuant to Section 3.01(a) and (b) in exchange for shares of Genesis Common

Stock and Genesis Preferred Stock outstanding immediately prior to the Effective Time.

            (c) Exchange Procedures. The Exchange Agent shall mail to each holder of record of certificates of Genesis Common Stock and Preferred Stock ("Genesis Certificates"), whose shares were converted into the right to receive shares of Reality Wireless Common Stock and Preferred Stock promptly after the Effective Time (and in any event no later than three business days after the Effective Time): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Genesis Certificates shall pass, only upon receipt of the Genesis Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Reality Wireless may reasonably specify); and (ii) instructions for use in effecting the surrender of the Genesis Certificates in exchange for Reality Wireless Certificates. Upon surrender of a Genesis Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Reality Wireless, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Genesis Certificate shall be entitled to receive in exchange therefor a Reality Wireless Certificate representing the number of whole shares of Reality Wireless Common Stock and Preferred Stock that such holder has the right to receive pursuant to this Article III, and the Genesis Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Genesis Certificate that, prior to the Effective Time, represented shares of Genesis Common Stock and Preferred Stock will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends and distributions, to evidence the ownership of the number of full shares of Reality Wireless Common Stock and Preferred Stock into which such shares of Genesis Common Stock and Preferred Stock shall have been so converted.

             (d) Lost, Stolen or Destroyed Genesis Certificates. In the event any Genesis Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Genesis Certificates, upon the making of an affidavit of that fact by the holder thereof, an Reality Wireless Certificate representing such shares of Reality Wireless Common Stock and Preferred Stock as may be required pursuant to this
Article III; provided, however, that Reality Wireless may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Genesis Certificates to indemnify Reality Wireless against any claim that may be made against Reality Wireless, the Surviving Corporation or the Exchange Agent with respect to the Genesis Certificates alleged to have been lost, stolen or destroyed.

             (e) Distributions With Respect to unexchanged shares. No dividends or other distributions with respect to Reality Wireless Common Stock and Preferred Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Genesis Certificate with respect to the shares of Reality Wireless Common Stock and Preferred Stock represented thereby until the holder of record of such Genesis Certificate shall surrender such Genesis Certificate. Subject to the effect of applicable escheat or similar laws, following surrender of any such Genesis Certificate, there shall be paid to the record holder of the Reality Wireless Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.02(e)) with respect to such shares of Reality Wireless Common Stock and Preferred Stock.

             (f) Transfer of Ownership. If any Reality Wireless Certificate is to be issued in a name other than that in which the Genesis Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Genesis Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Reality Wireless or any agent designated by it any transfer or other taxes required by reason of the issuance of a Reality Wireless Certificate for shares of Reality Wireless Common Stock and Preferred Stock in any name other than that of the registered holder of the Genesis Certificate surrendered, or established to the satisfaction of Reality Wireless or any agent designated by it that such tax has been paid or is not payable.

             (g) Termination of Exchange Agent Funding. Any Reality Wireless Certificates held by the Exchange Agent which have not been delivered to holders of Genesis Certificates pursuant to this Article III within six (6) months after the Effective Time shall promptly be paid or delivered, as appropriate, to Reality Wireless, and thereafter holders of Genesis Certificates who have not theretofore complied with the exchange procedures outlined in and contemplated by this Section 3.02 shall thereafter look only to Reality Wireless (subject to abandoned property, escheat and similar laws) only as general creditors thereof for their claim for shares of Reality Wireless Common Stock, any cash in lieu of fractional shares of Reality Wireless Common Stock and Preferred Stock and any dividends or distributions (with a record date after the Effective Time) with respect to Reality Wireless Common Stock and Preferred Stock to which they are entitled.

             (h) No Liability.  Notwithstanding anything to the contrary in this
Section 3.02, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person in respect of any shares of Reality Wireless Common Stock and Preferred Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            SECTION 3.03 Stock Transfer Books

            (a) At the Effective Time, the stock transfer books of Genesis shall each be closed, and there shall be no further registration of transfers of shares of Genesis Common and Preferred Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Genesis Common and Preferred Stock that is not registered in the stock transfer records of Genesis at the Effective Time, a certificate or certificates representing the number of full shares of Reality Wireless Common and Preferred Stock into which such shares of Genesis Common and Preferred Stock shall have been converted shall be issued to the transferee in accordance with Section 3.04 hereof if the certificate or certificates representing such shares of Genesis Common and Preferred Stock is or are surrendered as provided in Section 3.02(c) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

            SECTION 3.04 No Fractional Share Certificates

            (a) No scrip or fractional share Reality Wireless Certificate shall be issued upon the surrender for exchange of Genesis Certificates, but such fractional share shall be rounded up to the nearest whole share.

            SECTION 3.05 Options and Warrants to Purchase Genesis Common Stock

            At the Effective Time, each option or warrant granted by Genesis to purchase shares of Genesis Common Stock ("Genesis Stock Options and Warrants"), which is outstanding and unexercised immediately prior to the Effective Time shall be assumed by Reality Wireless, and the Genesis Stock Options and Warrants shall be converted into an option or warrant, as the case may be, to purchase shares of Reality Wireless Common Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger contemplated hereby and except that all references in each such Genesis Stock Option to Genesis shall be deemed to refer to Reality Wireless):

            (a) the number of shares of Reality Wireless Common Stock to be subject to the new option or warrant, as the case may be, shall be equal to the product of (x) the number of shares of Genesis Common Stock for which the Genesis option or warrant provided divided by the number of issued and outstanding shares of Genesis Common Stock immediately prior to the Effective Time (including that pursuant to such option or warrant) and (y) ninety-seven one hundredths (0.97) of the issued and outstanding common stock in Reality Wireless immediately following the Closing (the conversion product referred to as the "Exchange Ratio")

            (b) the exercise price per share of Reality Wireless Common Stock under the new option or warrant shall be equal to (x) the exercise price per share of Genesis Common Stock in effect under the original Genesis Stock Option immediately prior to the Effective Time divided by (y) the Exchange Ratio; and

            (c) in effecting such assumption and conversion, the aggregate number of shares of Reality Wireless Common Stock to be subject to each assumed Genesis Stock Option and Warrant will be rounded down, if necessary, to the next whole share and the aggregate exercise price shall be rounded up, if necessary, to the next whole cent (for the purpose of providing that the intrinsic value of such Genesis Stock Options and Warrants shall be preserved at the Effective
Time).

         (d) the adjustments provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code so as to retain their character as incentive stock options. The assumption of the outstanding Genesis Stock Options and Warrants in the Merger and their conversion into options for Reality Wireless Common Stock will not result in any accelerated vesting of those options or the shares purchasable thereunder other than as contemplated in presently existing agreements to which the Genesis is a party, copies of which agreements have been provided to Reality Wireless, and the vesting schedule in effect for each Genesis Stock Option immediately prior to the Effective Time shall remain in full force after the assumption thereof by Reality Wireless.

            SECTION 3.06 Unvested Stock

            At the Effective Time, any unvested shares of Genesis Common Stock awarded to employees, directors or consultants pursuant to any of Genesis's plans or arrangements and outstanding immediately prior to the Effective Time shall be converted into unvested shares of Reality Wireless Common Stock in accordance with the Exchange Ratio and shall remain subject to the same terms, restrictions and vesting schedule as in effect immediately prior to the Effective Time, except to the extent by their terms such unvested shares of Genesis Common Stock vest at the Effective Time and copies of the relevant agreements governing such vesting have been provided to Reality Wireless. All outstanding rights which Genesis may hold immediately prior to the Effective Time to repurchase unvested shares of Genesis Common Stock shall be assigned to Reality Wireless in the Merger and shall thereafter be exercisable by Reality Wireless upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to such rights and the purchase price payable per share shall be adjusted to reflect the Exchange Ratio.

            SECTION 3.07 Certain Adjustments

            If between the Execution Date and the Effective Time, the outstanding shares of Reality Wireless Common Stock or Genesis Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or the number of shares of Genesis Common Stock on a fully diluted basis is in excess of that specified in Section 4.03 and disclosed in Section 4.03 of the Genesis Disclosure Schedule (regardless of whether such excess is a result of an additional issuance of capital stock or a correction to such Sections), then the Exchange Ratio established pursuant to the provisions of Section 3.01 shall be adjusted accordingly to provide to each of Reality Wireless, on the one hand, and the holders of Genesis Common Stock in the aggregate, on the other hand, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF GENESIS

            Genesis hereby represents and warrants to Reality Wireless,  subject to the exceptions specifically disclosed in writing in the Genesis Disclosure Schedule, of which all such exceptions are referenced to a specific representation set forth in this Article IV or are otherwise clearly applicable to representations hereof not specifically referenced, that at the time of
Closing:

            SECTION 4.01 Organization and Qualification; Subsidiaries

            (a) Genesis and each directly and indirectly owned subsidiary of Genesis (the "Genesis Subsidiaries") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Genesis and each Genesis Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary.

            (b) Section 4.01 of the Genesis Disclosure Schedule sets forth, as of the Execution Date, a true and complete list of each Genesis Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Genesis Subsidiary and the percentage of each Genesis Subsidiary's outstanding capital stock or other equity interests owned by Genesis or another Genesis Subsidiary and (ii) an indication of whether each Genesis Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Except as set forth in Section 4.01 of the Genesis Disclosure Schedule, neither Genesis owns an equity interest in any partnership or joint venture arrangement or other business entity.

            SECTION 4.02 Certificate of Incorporation and Bylaws

            The copies of Genesis's certificate of incorporation and bylaws previously provided to Reality Wireless by Genesis are true, complete and correct copies thereof. Such certificate of incorporation and bylaws are in full force and effect. Genesis is not in violation of any of the provisions of its certificate of incorporation or bylaws.

            SECTION 4.03 Capitalization

            The authorized capital stock of Genesis consists of 20,000,000 shares of Genesis Common Stock and zero shares of preferred stock ("Genesis Preferred Stock"). As of the date hereof, (i) 7,458,789 shares of Genesis Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) zero shares of Genesis Common Stock are held in the treasury of Genesis, (iii) zero shares of Genesis Common Stock are held by

Genesis Subsidiaries, (iv) 1,338,055 shares of Genesis Common Stock are reserved for future issuance pursuant to Genesis Stock Options, (v) zero shares of Genesis Common Stock are reserved for future issuance pursuant to Genesis Warrants, and (vi) zero shares of Genesis Preferred Stock are outstanding. The name of each holder of a Genesis Stock Option and/or Warrant, the grant date of each Genesis Stock Option, and the number of shares of Genesis Common Stock for which each Genesis Stock Option and Warrant is exercisable and the exercise price of each Genesis Stock Option are set forth in Section 4.03 of the Genesis Disclosure Schedule. Except for shares of Genesis Common Stock issuable pursuant to Genesis Stock Plans, there are no options, warrants or other rights, agreements, arrangements or commitments of any character obligating Genesis to issue or sell any shares of capital stock of, or other equity interests in, Genesis. All shares of Genesis Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Genesis to repurchase, redeem or otherwise acquire any shares of Genesis Common Stock or any capital stock of any Genesis Subsidiary. Each outstanding share of capital stock of each Genesis Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Genesis or another Genesis Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Genesis's or such other Genesis Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no material outstanding contractual obligations of Genesis to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Genesis Subsidiary or any other person.

            SECTION 4.04 Authority Relative to This Agreement

            Genesis has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Genesis and the consummation by Genesis of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Genesis are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Genesis and, assuming the due authorization, execution and delivery by the other parties hereto, constitute legal, valid and binding obligations of Genesis, enforceable against Genesis in accordance with their terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity).

            SECTION 4.05 No Conflict; Required Filings and Consents

            (a) The execution and delivery of this Agreement by Genesis does not, and the performance by Genesis of its obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Genesis or any equivalent organizational documents of any Genesis Subsidiary, (ii) assuming that all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Genesis or by which any property or asset of Genesis is bound or affected or (iii) result in any material breach of or constitute a material default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of Genesis pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

            (b) Except as may arise solely by virtue of the nature of Reality Wireless's business, the execution and delivery of this Agreement by Genesis does not, and the performance by Genesis of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Genesis with or notification by Genesis to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, state takeover laws, and the filing and recordation of the Certificate of Merger as required by the NRS and the DE Code.

            SECTION 4.06 Permits; Compliance with Laws

            Genesis is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity materially necessary for Genesis to own, lease and operate its properties or to offer or perform its services or to develop, produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted (collectively, the "Genesis Permits"), and, as of the Execution Date, none of the Genesis Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of Genesis, threatened. Neither Genesis is in conflict with, or in default or violation of, (i) any Law applicable to Genesis or by which any property or asset of Genesis is bound or affected or (ii) any material Genesis Permits. Section 4.06 of the Genesis Disclosure Schedule sets forth, as of the Execution Date, all actions, proceedings, investigations or surveys pending or, to the knowledge of Genesis, threatened against Genesis that could reasonably be expected to result in the suspension or cancellation of any other material Genesis Permit. Genesis has not received from any Governmental Entity any written notification with respect to possible material conflicts, defaults or violations of Laws.

            SECTION 4.07 Financial Statements

            (a) Genesis has timely filed all forms, reports, statements and documents required to be filed by it with any Governmental Entities. Each form, report, statement and document referred to in this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. No Genesis Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, any stock exchange or any other comparable Governmental Entity.

            (b) When presented to Reality Wireless within 45 days from the Execution Date, the Genesis Reports (defined in Section 7.04 below) will present fairly, in all material respects, the financial position of Genesis as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

            SECTION 4.08 Absence of Certain Changes or Events

            Since September 15, 2004, Genesis has conducted their businesses in all material respects only in the ordinary course consistent with past practice and, since such date, there has not been (i) any material changes in or effect on the business, assets, liabilities, financial condition or results of operations of Genesis or the Genesis Subsidiaries, (ii) any event (other than events within the scope of Section 4.10) that could reasonably be expected to prevent or materially delay the performance of Genesis's obligations pursuant to this Agreement and the consummation of the Merger by Genesis, (iii) any material change by Genesis in its accounting methods, principles or practices, (iv) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, or the issuances of options under the Genesis Stock Plans, (v) any amendment to Genesis's certificate of incorporation or bylaws, (vi) other than in the ordinary course of business consistent with past practice, any (1) purchase, sale, assignment or transfer of any material assets,
(2) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible except for liens for Taxes not yet delinquent, or (3) waiver of any rights of material value or cancellation or any material debts or claims, (vii) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (viii) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Genesis, or (ix) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practice.

            SECTION 4.09 Employee Benefit Plans; Labor Matters

            (a) Genesis Disclosure Schedule lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any

"employee benefit plan", as defined in Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits) ("Benefit Plans"), maintained, sponsored or contributed to or required to be contributed to by Genesis (the "Genesis Benefit Plans"). With respect to each Genesis Benefit Plan, Genesis has delivered or made available to Reality Wireless a true, complete and correct copy of (i) such Genesis Benefit Plan (of, if not written, a written summary of its material terms) and the most recent summary plan description, if any, related to such Genesis Benefit Plan, (ii) each trust agreement or other funding arrangement relating to such Genesis Benefit Plan, (iii) the most recent annual report filed with the IRS with respect to such Genesis Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such Genesis Benefit Plan and (v) the most recent determination letter, if any, issued by the IRS with respect to such Genesis Benefit Plan and any pending request for such a determination letter. Neither Genesis nor, to the knowledge of Genesis, any other person or entity, has any express commitment, whether legally enforceable or not, to modify, change or terminate any Genesis Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

            (b) Genesis has made available to Reality  Wireless  true,  complete and correct copies of (i) all employment agreements with officers and all consulting agreements of Genesis and each Genesis Subsidiary, (ii) all severance plans, agreements, programs and policies of Genesis and each Genesis Subsidiary with or relating to their respective employees, directors or consultants, and
(iii) all plans, programs, agreements and other arrangements of Genesis and each Genesis Subsidiary with or relating to their respective employees, directors or consultants which contain "change of control" provisions. No payment or benefit which may be required to be made by Genesis or which otherwise may be required to be made under the terms of any Genesis Benefit Plan or other arrangement will constitute a parachute payment under Code Section 280(G)(1), and the consummation of the transactions contemplated by this Agreement will not, alone or in conjunction with any other possible event (including termination of employment), (i) entitle any current or former employee or other service provider of Genesis to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

            (c) Neither Genesis is a party to, or has any obligations under or with respect to, any collective bargaining or other labor union contract applicable to persons employed by Genesis and no collective bargaining agreement is being negotiated by Genesis or any person or entity that may obligate Genesis thereunder. As of the Execution Date, there is no labor dispute, strike, union organizing activity or work stoppage against Genesis pending or, to the knowledge of Genesis, threatened which may substantially interfere with the respective business activities of Genesis. As of the Execution Date, to the knowledge of Genesis, none of Genesis, any Genesis Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Genesis, and there is no charge or complaint filed against Genesis by or with the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

            SECTION 4.10 Certain Tax Matters

            To Genesis's knowledge, neither Genesis, nor to Genesis's knowledge, any of its affiliates, has taken or agreed to take any action (other than actions contemplated by this Agreement) that could be expected to prevent the Merger from constituting a "reorganization" under Section 368 of the Code. Genesis is not aware of any agreement or plan to which Genesis or any of its affiliates is a party or other circumstances relating to Genesis or any of its affiliates that could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368 of the Code.

            SECTION 4.11 Contracts

            Section 4.11 of the Genesis Disclosure Schedule sets forth a list of each contract or agreement that is material to the business, assets, liabilities, financial condition or results of operations of Genesis and Genesis Subsidiaries, taken as a whole (each, a "Material Contract"). Neither Genesis is in material violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a material violation of or material default under) any Material Contract. Each Material Contract is in full force and effect and is a legal, valid and binding obligation of Genesis or a Genesis Subsidiary and, to the knowledge of Genesis, each of the other parties thereto, enforceable in accordance with its terms.

            SECTION 4.12 Litigation

            With the exception of the those items listed in Section 4.12 of the Genesis Disclosure Schedule, there is no material suit, claim, action, proceeding or investigation pending or, to the knowledge of Genesis, threatened against Genesis, and, to the knowledge of Genesis, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Genesis is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Genesis and Genesis Subsidiaries in respect of such material suits, claims, actions, proceedings and investigations. Neither Genesis is subject to any material outstanding order, writ, injunction or decree or any material outstanding order, writ, injunction or decree.

            SECTION 4.13 Purposely Left Blank

            SECTION 4.14 Intellectual Property

            (a) Section 4.14(a) of the Genesis Disclosure Schedule contains a true and complete list of Genesis's patents, patent applications, registered trademarks, trademark applications, trade names, registered service marks, service mark applications, Internet domain names, Internet domain name applications, copyright registrations and applications and other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by Genesis to protect its interests in Genesis Intellectual Property, and includes details of all due dates for further filings, maintenance, payments or other actions falling due in respect of Genesis Intellectual Property within twelve (12) months of the Effective Time. All of Genesis's patents, patent applications, registered trademarks, and trademark applications, and registered copyrights remain in good standing with all fees and filings due as of the date hereof. Genesis has previously provided Reality Wireless with a list of all other trademarks and service marks which are material to Genesis's business.

            (b) Genesis has made all registrations that Genesis (including any of its subsidiaries) is required to have made in relation to the processing of data, and is in good standing with respect to such registrations with all fees due as of the Effective Time duly made.

            (c) Genesis Intellectual Property contains only those items and rights which are: (i) owned by Genesis; (ii) in the public domain; or (iii) rightfully used by Genesis pursuant to a valid and enforceable license or other agreement (the "Genesis Licensed Intellectual Property"), the parties, date, term and subject matter of each such license or other agreement (each, a "License Agreement") being set forth on Section 4.14(c) of the Genesis Disclosure Schedule. Genesis has all rights in Genesis Intellectual Property necessary to carry out Genesis's current activities and, to the knowledge of Genesis, Genesis's future activities to the extent such future activities are already planned, including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to Genesis Licensed Intellectual Property, assign and sell, Genesis Intellectual Property.

            (d) The reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Genesis Intellectual Property, product, work, technology or process as now used or offered or proposed for use, licensing or sale by Genesis does not infringe on any patent, design right, trademark, trade name, service mark, trade dress, Internet domain name, copyright, database, statistical model, technology, invention, supplier list, trade secret, know-how, computer software program or application of any person, anywhere in the World. Genesis has not received notice of any claims (i) challenging the validity, effectiveness or, other than with respect to Genesis Licensed Intellectual Property, ownership by Genesis of any Genesis Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by Genesis or its agents or use by its customers infringes or will infringe on any intellectual property or other proprietary or personal right of any person. To the knowledge of Genesis, no such claims have been threatened by any person, nor are there any valid grounds for any bona fide claim of any such kind. All of the rights within Genesis Intellectual Property are enforceable and subsisting. To the knowledge of Genesis, there is no unauthorized use, infringement or misappropriation of any Genesis Intellectual Property by any third party, employee or former employee.

            (e) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of Genesis Intellectual Property on behalf of Genesis, have executed nondisclosure agreements and either (i) have been a party to an enforceable "work-for-hire" arrangement or agreements with Genesis in accordance with applicable national and state law that has accorded Genesis full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of Genesis as assignee that have conveyed to Genesis effective and exclusive ownership of all tangible and intangible property thereby arising.

            (f) Genesis is not, nor as a result of the execution or delivery of this Agreement, nor in performance of Genesis's obligations hereunder, will Genesis be, in violation of any material license, sublicense, agreement or instrument to which Genesis is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Genesis's obligations hereunder, cause the diminution, termination or forfeiture of any Genesis Intellectual Property.

            (g) Genesis has taken all reasonable steps, in accordance with normal industry practice, to preserve and maintain complete notes and records relating to Genesis Intellectual Property to cause the same to be readily identified and available.

            (h) Genesis Intellectual Property is free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges of any kind.

            (i) Except as set forth in the Genesis Disclosure Schedule, Genesis (including its subsidiaries) does not owe any royalties or other payments to third parties in respect of Genesis Intellectual Property. All royalties or other payments set forth in the Genesis Disclosure Schedule that have accrued prior to the Effective Time have been paid.

            SECTION 4.15 Taxes

            (a) Genesis and each of the Genesis Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Genesis is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. Genesis has provided adequate accruals in accordance with generally accepted accounting principles in its latest financial statements included in the Genesis Reports for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Genesis has no material liability for unpaid

Taxes accruing after the date of Genesis's latest financial statements included in the Genesis Reports.

            (b) There is no material claim for Taxes that is a lien against the property of Genesis or is being asserted against Genesis other than liens for Taxes not yet due and payable.

            SECTION 4.16 Insurance

            Genesis and each Genesis Subsidiary is presently insured, and during each of the past three calendar years has been insured, against such risks, as to Genesis's knowledge, that companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Genesis and Genesis Subsidiaries provide, to Genesis's knowledge, adequate coverage against loss. Genesis has heretofore made available to Reality Wireless a complete and correct list as of the date hereof of all insurance policies maintained by Genesis or the Genesis Subsidiaries, and has made available to Reality Wireless complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Genesis have complied in all material respects with the terms of such policies.

            SECTION 4.17 Properties

            Genesis has good title, free and clear of all material mortgages, liens, pledges, charges or other encumbrances to all their material tangible properties and assets, real, personal or mixed, reflected in the Genesis
Reports, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Genesis are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Genesis's and the Genesis Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

            SECTION 4.18 Business Activity Restriction

            There is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which Genesis is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Genesis. Genesis has not entered into any agreement under which Genesis is restricted in any material respect from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

            SECTION 4.19 Certain Business Practices

            Neither Genesis nor any Genesis Subsidiary nor any directors, officers, agents or employees of Genesis or any Genesis Subsidiary (in their capacities as such) has (i) used any funds of the Genesis for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) made any unlawful payment by the Genesis to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                                    ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF REALITY WIRELESS

            Reality Wireless hereby represents and warrants to Genesis,  subject to the exceptions specifically disclosed in the Reality Wireless Disclosure Schedule, of which all such exceptions are referenced to a specific representation set forth in this Article V or are otherwise clearly applicable to representations hereof not specifically referenced, that at the time of
Closing:

            SECTION 5.01 Organization and Qualification; Subsidiaries

            (a) Reality Wireless and each directly and indirectly owned subsidiary of Reality Wireless (the "Reality Wireless Subsidiaries") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Reality Wireless, and each Reality Wireless Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary.

            (b) Section 5.01 of the Reality Wireless Disclosure Schedule sets forth, as of the Execution Date, a true and complete list of each Reality Wireless Subsidiary, together with the jurisdiction of incorporation or organization.

            SECTION 5.02 Certificate of Incorporation and Bylaws

            The copies of each of Reality Wireless's certificate of incorporation and bylaws previously provided to Genesis by Reality Wireless are true, complete and correct copies thereof. Such certificates of incorporation and bylaws are in full force and effect.

            SECTION 5.03 Capitalization

            The authorized capital stock of Reality Wireless consists of 500,000,000 6,998,144 of which are validly issued, fully paid and nonassessable shares of Reality Wireless Common Stock and 100,000,000 shares of preferred stock none of which are issued. No shares of Reality Wireless Common Stock are held in the treasury of the Genesis and no shares of Reality Wireless Common Stock are held by any Reality Wireless Subsidiaries. As of the Execution Date, no shares of Reality Wireless Common Stock are reserved for future issuance pursuant to outstanding options and warrants to purchase Reality Wireless Common Stock ("Reality Wireless Stock Options and Warrant"). Except for the any shares of Reality Wireless Common Stock issuable pursuant to the any Reality Wireless Stock Plan, and pursuant to this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Reality Wireless is a party or by which Reality Wireless is bound relating to the issued or unissued capital stock of Reality Wireless or any Reality Wireless Subsidiary or obligating Reality Wireless or any Reality Wireless Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Reality Wireless or any Reality Wireless Subsidiary. All shares of Reality Wireless Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Reality Wireless or any Reality Wireless Subsidiary to repurchase, redeem or otherwise acquire any shares of Reality Wireless Common Stock or any capital stock of any Reality Wireless Subsidiary. Each outstanding share of capital stock of each Reality Wireless Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Reality Wireless or another Reality Wireless Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Reality Wireless's or such other Reality Wireless Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no material outstanding contractual obligations of Reality Wireless or any Reality Wireless Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Reality Wireless Subsidiary or any other person.

            SECTION 5.04 Authority Relative to this Agreement

            Reality Wireless has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Reality Wireless and the consummation by Reality Wireless of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Reality Wireless are necessary to authorize this Agreement or to consummate such transactions (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Reality Wireless Common Stock). This Agreement has been duly executed and delivered by each of Reality Wireless and, assuming the due authorization, execution and delivery by Genesis, constitutes a legal, valid and binding obligation of each of Reality Wireless, enforceable against Reality Wireless in accordance with its terms.

            SECTION 5.05 No Conflict; Required Filings and Consents

            (a) The execution and delivery of this Agreement by Reality Wireless and does not, and the performance by Reality Wireless of its obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the articles of incorporation or bylaws of Reality Wireless or any equivalent organizational documents of any Reality Wireless Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.05(b) have been obtained and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Reality Wireless or any other Reality Wireless Subsidiary or by which any property or asset of Reality Wireless or any Reality Wireless Subsidiary is bound or affected or (iii) unless as otherwise set forth in the Reality Wireless Disclosure Schedule, result in any material breach of or constitute a material default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of Reality Wireless or any Reality Wireless Subsidiary pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

            (b) Except as may arise solely from the nature of Genesis's business, Reality Wireless's execution and delivery of this Agreement does not, and Reality Wireless's performance of its obligations hereunder and the consummation of the Merger will not require any consent, approval, authorization or permission of, or notification by Reality Wireless to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the OTCBB and the filing and recordation of the Certificate of Merger as required by the NRS and the DE Code.

            SECTION 5.06 Permits; Compliance with Laws

            Reality Wireless is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity materially necessary for Reality Wireless to own, lease and operate its properties or to offer or perform its services or to develop, produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted (collectively, the "Reality Wireless"), and, as of the Execution Date, none of the Reality Wireless Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of Reality Wireless, threatened. Neither Reality Wireless is in conflict with, or in default or violation of, (i) any Law applicable to Reality Wireless or by which any property or asset of Reality Wireless is bound or affected or (ii) any material Reality Wireless Permits. Section 4.06 of the

Reality Wireless Disclosure Schedule sets forth, as of the Execution Date, all actions, proceedings, investigations or surveys pending or, to the knowledge of Reality Wireless, threatened against Reality Wireless that could reasonably be expected to result in the suspension or cancellation of any other material Reality Wireless Permit. Reality Wireless has not received from any Governmental Entity any written notification with respect to possible material conflicts, defaults or violations of Laws.

            SECTION 5.07  SEC Filings; Financial Statements

            (a) During the past two (2) years, Reality Wireless has timely filed all forms, reports, statements and documents that it is required to file (A) with the SEC and the OTCBB (collectively, together with any such forms, reports, statements and documents Reality Wireless may file subsequent to the date hereof until the Closing, the "Reality Wireless Reports") and (B) with any other Governmental Entities. Each Reality Wireless Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the OTCBB, as the case may be, substantially in all respects and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. No Reality Wireless Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the OTCBB, any other stock exchange or any other comparable Governmental Entity.

            (b) Except as is provided in the Reality Wireless Reports, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Reality Wireless Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Reality Wireless and the consolidated Reality Wireless Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

            (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Reality Wireless and the Reality Wireless Subsidiaries as reported in the Reality Wireless Reports, including the notes thereto, none of Reality Wireless or any Reality Wireless Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that are would be to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2003 that have not had and could not reasonably be expected to have, individually or in the aggregate, an Reality Wireless Material Adverse Effect.

SECTION 5.08 Absence of Certain Changes or Events

            Since September 15, 2004, Reality Wireless has conducted their businesses in all material respects only in the ordinary course consistent with past practice and, since such date, there has not been (i) any material changes in or effect on the business, assets, liabilities, financial condition or results of operations of Reality Wireless or the Reality Wireless Subsidiaries,
(ii) any event (other than events within the scope of Section 5.10) that could reasonably be expected to prevent or materially delay the performance of Reality Wireless' obligations pursuant to this Agreement and the consummation of the Merger by Reality Wireless, (iii) any material change by Reality Wireless in its accounting methods, principles or practices, (iv) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, or the issuances of options under any Reality Wireless stock plan, (v) any amendment to Reality Wireless's certificate of incorporation or bylaws, (vi) other than in the ordinary course of business consistent with past practice, any
(1) purchase, sale, assignment or transfer of any material assets, (2) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible except for liens for Taxes not yet delinquent, or (3) waiver of any rights of material value or cancellation or any material debts or claims, (vii) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice,
(viii) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Reality Wireless, or (ix) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practice.

            SECTION 5.09 Employee Benefit Plans; Labor Matters

            (a) Reality Wireless Disclosure Schedule lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan", as defined in Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits) ("Benefit Plans"), maintained, sponsored or contributed to or required to be contributed to by Reality Wireless (the " Reality Wireless Benefit Plans"). With respect to each Reality Wireless Benefit Plan, Reality Wireless has delivered or made available to Genesis a true, complete and correct copy of (i) such Reality Wireless Benefit Plan (of, if not written, a written summary of its material terms) and the most recent summary plan description, if any, related to such Reality Wireless Benefit Plan,
(ii) each trust agreement or other funding arrangement relating to such Reality Wireless Benefit Plan, (iii) the most recent annual report filed with the IRS with respect to such Reality Wireless Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such Reality Wireless Benefit Plan and (v) the most recent determination letter, if any, issued by the

IRS with respect to such Reality Wireless Benefit Plan and any pending request for such a determination letter. Neither Reality Wireless nor, to the knowledge of Reality Wireless, any other person or entity, has any express commitment, whether legally enforceable or not, to modify, change or terminate any Reality Wireless Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

            (b) Reality Wireless has made available to Genesis a true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of Reality Wireless and each Reality Wireless Subsidiary,
(ii) all severance plans, agreements, programs and policies of Reality Wireless and each Reality Wireless Subsidiary with or relating to their respective employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of Reality Wireless and each Reality Wireless Subsidiary with or relating to their respective employees, directors or consultants which contain "change of control" provisions. No payment or benefit which may be required to be made by Reality Wireless or which otherwise may be required to be made under the terms of any Reality Wireless Benefit Plan or other arrangement will constitute a parachute payment under Code Section 280(G)(1), and the consummation of the transactions contemplated by this Agreement will not, alone or in conjunction with any other possible event (including termination of employment), (i) entitle any current or former employee or other service provider of Reality Wireless to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

            (c) Neither Reality Wireless is a party to, or has any obligations under or with respect to, any collective bargaining or other labor union contract applicable to persons employed by Reality Wireless and no collective bargaining agreement is being negotiated by Reality Wireless or any person or entity that may obligate Reality Wireless thereunder. As of the Execution Date, there is no labor dispute, strike, union organizing activity or work stoppage against Reality Wireless pending or, to the knowledge of Reality Wireless, threatened which may substantially interfere with the respective business activities of Reality Wireless. As of the Execution Date, to the knowledge of Reality Wireless, none of Reality Wireless, any Reality Wireless Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Reality Wireless, and there is no charge or complaint filed against Reality Wireless by or with the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

            SECTION 5.10 Certain Tax Matters

            To Reality Wireless' knowledge, neither Reality Wireless, nor to Reality Wireless' knowledge, any of its affiliates, has taken or agreed to take any action (other than actions contemplated by this Agreement) that could be expected to prevent the Merger from constituting a "reorganization" under
Section 368 of the Code. Reality Wireless is not aware of any agreement or plan to which Reality Wireless or any of its affiliates is a party or other circumstances relating to Reality Wireless or any of its affiliates that could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368 of the Code.

            SECTION 5.11 Contracts

            Section 5.11 of the Reality Wireless Disclosure Schedule sets forth a list of each contract or agreement that is material to the business, assets, liabilities, financial condition or results of operations of Reality Wireless and Reality Wireless Subsidiaries, taken as a whole (each, a "Material Contract"). Neither Reality Wireless nor any Reality Wireless Subsidiary is in material violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a material violation of or material default under) any Material Contract. Each Material Contract is in full force and effect and is a legal, valid and binding obligation of Reality Wireless or a Reality Wireless Subsidiary and, to the knowledge of Reality Wireless, each of the other parties thereto, enforceable in accordance with its terms.

            SECTION 5.12 Litigation

            With the exception of those items listed in Section 5.12 of the Reality Wireless Disclosure Schedule, there is no material suit, claim, action, proceeding or investigation pending or, to the knowledge of Reality Wireless, threatened against Reality Wireless or any Reality Wireless Subsidiary, and, to the knowledge of Reality Wireless, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Reality Wireless is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Reality Wireless and Reality Wireless Subsidiaries in respect of such material suits, claims, actions, proceedings and investigations. Neither Reality Wireless nor any Reality
Wireless Subsidiary is subject to any material outstanding order, writ, injunction or decree or any material outstanding order, writ, injunction or decree.

            SECTION 5.13 Purposely Left Blank

            SECTION 5.14 Intellectual Property

            (a) Section 5.14(a) of the Reality Wireless Disclosure Schedule contains a true and complete list of Reality Wireless's patents, patent
applications,   registered  trademarks,  trademark  applications,  trade  names, registered service marks, service mark applications, Internet domain names, Internet domain name applications, copyright registrations and applications and other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by Reality Wireless to protect its interests in Reality Wireless Intellectual Property, and includes details of all due dates for further filings, maintenance, payments or other actions falling due in respect of Reality Wireless Intellectual Property within twelve (12) months of the Effective Time. All of Reality Wireless's patents, patent applications, registered trademarks, and trademark applications, and registered copyrights remain in good standing with all fees and filings due as of the date hereof. Reality Wireless has previously provided Reality Wireless with a list of all other trademarks and service marks which are material to Reality Wireless's business.

            (b)  Reality  Wireless  has  made  all  registrations  that  Reality
Wireless (including any of its subsidiaries) is required to have made in relation to the processing of data, and is in good standing with respect to such registrations as to all fees due as of the Effective Time duly made.

            (c) Reality Wireless Intellectual Property contains only those items and rights which are: (i) owned by Reality Wireless; (ii) in the public domain; or (iii) rightfully used by Reality Wireless pursuant to a valid and enforceable license or other agreement (the "Reality Wireless Licensed Intellectual Property").

         (d) The reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Reality Wireless Intellectual Property, product, work, technology or process as now used or offered or proposed for use, licensing or sale by Reality Wireless does not infringe on any patent, design right, trademark, trade name, service mark, trade dress, Internet domain name, copyright, database, statistical model, technology, invention, supplier list, trade secret, know-how, computer software program or application of any person, anywhere in the World. Reality Wireless has not received notice of any claims (i) challenging the validity, effectiveness or, other than with respect to Reality Wireless Licensed Intellectual Property, ownership by Reality Wireless of any Reality Wireless Intellectual Property, or
(ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by Reality Wireless or its agents or use by its customers infringes or will infringe on any intellectual property or other proprietary or personal right of any person. To the knowledge of Reality Wireless, no such claims have been threatened by any person, nor are there any valid grounds for any bona fide claim of any such kind. All of the rights within Reality Wireless Intellectual Property are enforceable and subsisting. To the knowledge of Reality Wireless, there is no unauthorized use, infringement or misappropriation of any Reality Wireless Intellectual Property by any third party, employee or former employee.

            (e) All personnel, including employees, agents, consultants and contractors, who have contributed to, or participated in, the conception and development of Reality Wireless Intellectual Property on behalf of Reality Wireless have executed nondisclosure agreements and either (i) have been a party to an enforceable "work-for-hire" arrangement or agreements with Reality Wireless in accordance with applicable national and state law which accordes Reality Wireless full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of Reality Wireless as assignee that have conveyed to Reality Wireless effective and exclusive ownership of all tangible and intangible property thereby arising.

            (f) Reality Wireless is not, nor as a result of the execution or delivery of this Agreement, nor performance of Reality Wireless's obligations hereunder, will Reality Wireless be in violation of any material license, sublicense, agreement or instrument to which Reality Wireless is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Reality Wireless's obligations hereunder, cause the diminution, termination or forfeiture of any Reality Wireless Intellectual Property.

            (g) Reality Wireless has taken all reasonable steps, in accordance with normal industry practice, to preserve and maintain complete notes and records relating to Reality Wireless Intellectual Property to cause the same to be readily identified and available.

            (h) Reality Wireless  Intellectual Property is free and clear of any
and  all  mortgages,  pledges,  liens,  security  interests,   conditional  sale
agreements, encumbrances or charges of any kind.

            (i) Except as set forth in the Reality Wireless Disclosure Schedule, Reality Wireless (including its subsidiaries) does not owe any royalties or other payments to third parties in respect of Reality Wireless Intellectual Property. All royalties or other payments set forth in the Reality Wireless Disclosure Schedule that have accrued prior to the Effective Time have been paid.

            SECTION 5.15 Taxes

            (a) Reality Wireless and each of the Reality Wireless Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Reality Wireless or any Reality Wireless Subsidiary is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. Reality Wireless has provided adequate accruals in accordance with generally accepted accounting principles in its latest financial statements included in the Reality Wireless Reports for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Reality Wireless and the Reality Wireless Subsidiaries have no material liability for unpaid Taxes accruing after the date of Reality Wireless's latest financial statements included in the Reality Wireless Reports.

            (b) There is no material claim for Taxes that is a lien against the property of Reality Wireless or any Reality Wireless Subsidiary or is being asserted against Reality Wireless or any Reality Wireless Subsidiary other than liens for Taxes not yet due and payable.

            SECTION 5.16 Insurance

            Reality Wireless and each Reality Wireless Subsidiary is presently insured, and during each of the past three calendar years has been insured, against such risks, as to Reality Wireless's knowledge, that companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Reality Wireless and Reality Wireless Subsidiaries provide, to Reality Wireless's knowledge, adequate coverage against loss. Reality Wireless has heretofore made available to Reality Wireless a complete and correct list as of the date hereof of all insurance policies maintained by Reality Wireless or the Reality Wireless Subsidiaries, and has made available to Reality Wireless complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Reality Wireless and the Reality Wireless Subsidiaries have complied in all material respects with the terms of such policies.

            SECTION 5.17 Properties

            Reality Wireless and the Reality Wireless Subsidiaries have good title, free and clear of all material mortgages, liens, pledges, charges or other encumbrances to all their material tangible properties and assets, real, personal or mixed, reflected in the Reality Wireless Reports, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Reality Wireless or any Reality Wireless Subsidiary are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Reality Wireless's and the Reality Wireless Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

            SECTION 5.18 Business Activity Restriction

            There is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which Reality Wireless is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Reality Wireless. Reality Wireless has not entered into any agreement under which Reality Wireless is restricted in any material respect from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

            SECTION 5.19 Certain Business Practices

            Neither Reality Wireless nor any Reality Wireless Subsidiary nor any directors, officers, agents or employees of Reality Wireless or any Reality Wireless Subsidiary (in their capacities as such) has (i) used any funds of the

Reality Wireless for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) made any unlawful payment by the Reality Wireless to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                                   ARTICLE VI

                                    COVENANTS

            SECTION 6.01 Conduct of Business by Genesis Pending the Closing

            Genesis agrees that, between the Execution Date and the Closing, unless Reality Wireless otherwise agrees in writing, and except as a result of entering into this Agreement (1) the respective businesses of Genesis shall be conducted only in, and Genesis shall not take any action except in, the ordinary course of business consistent with past practice and (2) Genesis shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Genesis and to preserve the current relationships of Genesis with such of the corporate partners, customers, suppliers and other persons with which Genesis has significant business relations in order to preserve substantially intact its business organization. Additionally, by way of amplification and not limitation, Genesis shall not, between the Execution Date and the Closing, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Reality Wireless and except as a result of entering into this Agreement:

            (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

            (b) with the exception of issuances of Genesis Common Stock as set forth in Section 6.01(b) of the Genesis Disclosure Schedule, issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of any shares of capital stock of Genesis of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Genesis, other than the issuance of shares of Genesis Common Stock pursuant to the exercise of stock options or warrants theretofore outstanding as of the Execution Date;

            (c)  (i)  acquire  (including,   without   limitation,   by  merger,
consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than Genesis and

Genesis Subsidiaries) for borrowed money or make any loans or advances, other than routine employee loans to employees other than Genesis officers (not to exceed $1,000 to any individual), material to the business, assets, liabilities, financial condition or results of operations of Genesis, taken as a whole, other than in the ordinary course of business consistent with past practice; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Genesis Material Contract or other License Agreement; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice and which expenditures shall not exceed, in the aggregate, $50,000 for Genesis taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

            (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Genesis Subsidiary may pay dividends or make other distributions to Genesis or any other Genesis Subsidiary;

            (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;
            (f) amend or change the period (or permit any acceleration, amendment or change unless required pursuant to the terms of existing agreements of Genesis previously provided to Reality Wireless) of exercisability of options granted under the Genesis Stock Plans or authorize cash payments in exchange for any Genesis Stock Options and Warrants granted under any of such plans;

            (g) reserved;

            (h) other than in the ordinary course of business consistent with past practices or pursuant to existing agreements of Genesis previously provided to Reality Wireless, increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of Genesis that would be triggered by the Merger with, any director, officer, consultant or other employee of Genesis who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Genesis, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between Genesis and any of Genesis's directors, officers, consultants or employees;

            (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise);

            (j) make any change with respect to Genesis's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by U.S. GAAP;

            (k) make any material Tax election or settle or compromise any material Tax liability; or

            (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Genesis contained in this Agreement untrue or incorrect in any material respect or result in any of the conditions to the Merger set forth herein not being satisfied.

            SECTION 6.02 Notices of Certain Events

            Each of Reality Wireless and Genesis shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Reality Wireless or the Reality Wireless Subsidiaries or Genesis, respectively, or that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Reality Wireless Material Contract or Genesis Material Contract, respectively; and (v) any change that could reasonably be expected to have an Reality Wireless Material Adverse Effect or a Genesis Material Adverse Effect, respectively, or to delay or impede the ability of either Reality Wireless or Genesis, respectively, to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

            SECTION 6.03 Access to Information; Confidentiality

            (a) Except as required pursuant to any confidentiality  agreement or similar agreement or arrangement to which Reality Wireless or Genesis is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the Execution Date to the Effective Time, Reality Wireless and Genesis shall (and shall cause the Reality Wireless Subsidiaries and Genesis Subsidiaries, respectively, to) (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. All such investigations and access shall be conducted in a manner as not to interfere unreasonably with the business operations of the Genesis. No investigation conducted pursuant to this Section 6.03 shall affect, substitute for, or be deemed to modify any representation or warranty made in this Agreement.

            (b) Confidential Information.

                   (i) The parties shall not, and each agree to cause its Affiliates (as defined below) not to use the Confidential Information gained for its benefit, nor to disclose, communicate or divulge, or use for the direct or indirect benefit of any other person, firm, association, partnership, corporation or other entity, such Confidential Information. All Confidential Information shall be the sole property of the party from which it arises (the "Disclosing Party"), and the party receiving such information (a "Receiving Party") hereby assigns to the Disclosing Party any rights the Receiving Party Company may acquire (by whatever means) in such Confidential
         Information. The parties agree that a Receiving Party shall not use Confidential Information in any manner competitive with the business of the Disclosing Party. The parties agree that neither a Disclosing Party nor its Affiliates shall have any liability to a Receiving Party or its Affiliates resulting from the use of Confidential Information.

                  (ii) Each party agrees that it shall treat the other party's Confidential Information with the same degree of care and security as it treats its own Confidential Information, but in no event shall such care and security be less than a reasonable standard.

                  (iii) Each party also agrees to limit disclosure of and access to the other party's Confidential Information to only those employees and representatives who are required to have access to such Confidential Information for the purpose of evaluating and consummating the proposed Closing, and agrees that prior to disclosure or access to the other Party's Confidential Information that representatives or agents of a Receiving Party shall be informed of the confidential nature of the other Party's Confidential Information.

         (c) Exceptions.

                  (i) Notwithstanding the prohibitions in Section 1 above, each Party's obligation to maintain the Non-Disclosure of the disclosing party's Confidential Information shall not include the following exceptions: (i) information as was known by the receiving party prior to disclosure by the disclosing party as evidenced by the written records of the receiving party prepared in the ordinary course of business prior to the date of disclosure; (ii) information disclosed to the receiving party by a third party, unless the third party was under a duty not to disclose or use the information or unless the third party was not in rightful possession of such information; or (iii) information generally known in the pertinent trade.

                  (ii) In the event that a Receiving Party is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil injunctive demand, or other similar process) to disclose any of the Disclosing party's Confidential Information, the Receiving Party shall provide the Disclosing Party with prompt written notice of any such request or requirement so that the Disclosing Party may seek a protective order or appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the recipient of a waiver by the Disclosing Party, the Receiving Party shall be legally compelled to disclose the Disclosing Party's Confidential Information to any tribunal, the Receiving Party may, without liability hereunder, disclose to such tribunal, that portion of the Disclosing Party's Confidential Information which is legally required to be disclosed.

         (d) Survival. The parties acknowledge that the execution of this Agreement does not guarantee that the parties will consummate the Closing. Each party agrees to act in good faith regarding the due diligence activities and negotiations in connection with the Closing. Each party agrees to be bound by the terms of this Agreement regardless of whether the parties consummate the Closing. Upon a party's written request, each party agrees to promptly return copies of any and all of the other party's Confidential Information, and all analysis, compilations, studies, notes or other documents (including electronic media) to the extent containing such Confidential Information, to the other party.

            SECTION 6.04 No Solicitation of Transactions

            Until this Agreement has been terminated as provided herein, Genesis shall not, directly or indirectly, and shall cause its Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of Genesis's Representatives or subsidiaries, or any Representative retained by Genesis's subsidiaries, to take any such action. Any violation of the restrictions set forth in this Section 6.04 by any Representative of Genesis, whether or not such Person is purporting to act on behalf of Genesis or otherwise, shall be deemed to be a breach of this Section
6.04 by Genesis. Genesis shall notify Reality Wireless promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, such notice to include the identity of the person making such proposal, offer, inquiry or contact, and the terms of such Competing Transaction, and shall keep Reality Wireless apprised, on a current basis, of the status of such Competing Transaction and of any modifications to the terms thereof. Genesis immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. Genesis shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

            SECTION 6.05 Tax-Free Transaction

            From and after the Execution Date, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code.

            SECTION 6.06 Control of Operations

            Nothing contained in this Agreement shall give Reality Wireless, directly or indirectly, the right to control or direct the operations of Genesis prior to the Effective Time.

            SECTION 6.07 Further Action; Consents; Filings

            (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Reality Wireless or Genesis or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the OTCBB, (B) the Securities Act, the Exchange Act and any other applicable Federal or state securities Laws, and (C) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

            (b) Each of Genesis and Reality Wireless shall provide (or will cause their respective subsidiaries to provide) any required notices to third persons and undertake, and cause their respective subsidiaries to undertake, reasonable efforts to obtain any consents from third persons required and/or proper (as determined in good faith by Reality Wireless with respect to such notices or consents to be delivered or obtained by Genesis) to consummate the transactions contemplated by this Agreement.

            SECTION 6.08 Additional Reports

            Upon written request, Genesis and Reality Wireless shall each furnish to the other copies of any reports of the type referred to in Sections
4.07 and 5.06 which it files with the SEC on or after the date hereof, and Genesis and Reality Wireless, as the case may be, hereby covenant and warrant that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present in all material respects the financial position of Genesis and its consolidated subsidiaries or Reality Wireless and its consolidated subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information including therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and U.S. GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

            SECTION 6.09 Purposely Left Blank

            SECTION 6.10 Conduct of Business by Reality Wireless.

            Reality Wireless agrees that, between the Execution Date and the Effective Time, unless Genesis shall otherwise agree in writing, and except as a result of entering into this Agreement (1) the respective businesses of Reality Wireless and the Reality Wireless Subsidiaries shall be conducted only in, and Reality Wireless and the Reality Wireless Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (2) Reality Wireless shall use all reasonable efforts to keep available the current officers, significant employees and consultants of Reality Wireless and the Reality Wireless Subsidiaries to ensure completion of any and all matters and the execution of any and all documents necessary to complete the Merger. By way of amplification and not limitation, neither Reality Wireless nor any Reality Wireless Subsidiary shall, between the Execution Date and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Genesis that shall be deemed to include Genesis's assent to Reality Wireless Disclosure Schedule and except as a result of entering into this Agreement:

            (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

            (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, (i) any shares of capital stock of Reality Wireless or any Reality Wireless Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Reality Wireless or any Reality Wireless Subsidiary, or (ii) any property or assets of Reality Wireless or any Reality Wireless Subsidiary except entering into alliance agreements or providing products and services in the ordinary course of business consistent with past practice;

            (c)  (i)  acquire  (including,   without   limitation,   by  merger,
consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than Reality Wireless and Reality Wireless Subsidiaries) for borrowed money or make any loans or advances, other than routine employee loans to employees other than Reality Wireless officers (not to exceed $1,000 to any individual), material to the business, assets, liabilities, financial condition or results of operations of Reality Wireless and the Reality Wireless Subsidiaries, taken as a whole; (iii) make or authorize any capital expenditure; or (iv) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

            (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Reality Wireless Subsidiary may pay dividends or make other distributions to Reality Wireless or any other Reality Wireless Subsidiary;

            (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

            (f) amend or change the period (or permit any acceleration, amendment or change unless required pursuant to the terms of existing agreements of Reality Wireless previously provided to Genesis) of exercisability of options granted under the Reality Wireless Stock Plans or authorize cash payments in exchange for any Reality Wireless Stock Options granted under any of such plans;

            (g) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Reality Wireless Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of any Reality Wireless Subsidiary or propose to do any of the foregoing;

            (h) increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of Reality Wireless that would be triggered by the Merger with, any director, officer, consultant or other employee of Reality Wireless or any Reality Wireless Subsidiary who is not currently entitled to such benefits, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Reality Wireless or any Reality Wireless Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between Reality Wireless or any Reality Wireless Subsidiary and any of Reality Wireless's directors, officers, consultants or employees;

            (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise);

            (j) make any change with respect to Reality Wireless's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by U.S. GAAP;

            (k) make any material Tax election or settle or compromise any material Tax liability; or

            (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Reality Wireless contained in this Agreement untrue or incorrect in any material respect or result in any of the conditions to the Merger set forth herein not being satisfied.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

            SECTION 7.01 Board and Stockholders' Meetings

            (a) Genesis shall call and hold the Genesis Board and Stockholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger and Genesis shall use all reasonable efforts to hold the Genesis Board and Stockholders' Meeting on the same day and as soon as practicable after the Execution Date. Genesis shall use all reasonable efforts to solicit from its board and stockholders the approval of this Agreement and the Merger and shall take all other action necessary or advisable to secure the vote or consent of the board stockholders required to approve the Merger. Genesis shall take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of the board and stockholders required by applicable Law and Genesis's certificate of incorporation and bylaws to effect the Merger.

         (b) Reality Wireless shall call and hold the Reality Wireless Board and Stockholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement, the Merger, the name change of Reality Wireless to "Genesis Electronics, Inc.," the issuance of shares required to consummate the Merger, and for any additional undertaking set for in the Disclosure Schedule that require(s) authorized corporate action, and

Reality Wireless shall use all reasonable efforts to hold any additional Reality Wireless Board and Stockholders' Meetings necessary after the Execution Date. Nothing herein shall prevent Reality Wireless or Reality Wireless from adjourning or postponing the Reality Wireless Stockholders' Meeting if there are insufficient shares of Reality Wireless Common Stock necessary to conduct business at their respective meetings of the stockholders. Unless Reality Wireless's board of directors has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 6.04, Reality Wireless shall take all action necessary or advisable to secure the vote or consent of stockholders required to approve the Merger, any reverse-split of the issued and outstanding shares of Reality Wireless's common stock (if such reverse-split is indicated as a condition to the Closing in the Closing Documents to this Agreement), the name change of Reality Wireless to "Genesis Electronics, Inc." and the issuance of shares required to consummate the Merger. Reality Wireless shall use all reasonable efforts to solicit from its stockholders proxies, if necessary, in favor of the Merger, the reverse-split of the issued and outstanding shares of Reality Wireless's common stock, the name change of Reality Wireless to "Genesis Electronics, Inc." and the issuance of shares required to consummate the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the NRS or applicable stock exchange requirements to obtain such approval. Reality Wireless shall take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and such party's certificate of incorporation and bylaws to effect the Merger, the name change of Reality Wireless to "Genesis Electronics, Inc." and the issuance of shares required to consummate the Merger, and for any undertaking set for in the Disclosure Schedule that require(s) authorized corporate action

         SECTION 7.02 Certain Settlements

         Notwithstanding any provision in this Agreement to the contrary, after the execution date, (a) Reality Wireless shall be permitted to enter into the agreements listed in Section 7.02 of the Reality Wireless Disclosure Schedule, and (b) Genesis shall be permitted to enter into the agreements listed in
Section 7.02 of the Genesis Disclosure Schedule.

         SECTION 7.03 Completion of Certain Schedules

         (a) Genesis acknowledge that the schedules to this Agreement to be completed by Reality Wireless have not been prepared or are incomplete as of the date hereof (such unprepared or incomplete schedules being the "Reality Wireless Incomplete Schedules"). Reality Wireless shall deliver to Genesis and its counsel for their review a complete and accurate version of the Reality Wireless Incomplete Schedules (as so revised, the "Reality Wireless Final Proposed Schedules") not later than 45 days after the Execution Date of this Agreement. Reality Wireless shall also provide Genesis with copies of any supporting documents and such access to those officers and other employees of Reality Wireless and other representatives as may be reasonably requested by Genesis and its legal counsel in connection with their review of the Reality Wireless Final

Proposed Schedules. Notwithstanding anything herein to the contrary, Genesis shall have the right to terminate this Agreement by written notice to Reality Wireless in the event that Genesis, in its sole discretion, is not satisfied with the Reality Wireless Final Proposed Schedules.

         (b) Reality Wireless acknowledge that the schedules to this Agreement to be completed by Genesis have not been prepared or are incomplete as of the date hereof (such unprepared or incomplete schedules being the "Genesis Incomplete Schedules"). Genesis shall deliver to Reality Wireless and its counsel for their review a complete and accurate version of the Genesis Incomplete Schedules (as so revised, the "Genesis Final Proposed Schedules") not later than 45 days after the Execution Date of this Agreement. Genesis shall also provide Reality Wireless with copies of any supporting documents and such access to those officers and other employees of Reality Wireless and other representatives as may be reasonably requested by Reality Wireless and its legal counsel in connection with their review of the Genesis Final Proposed Schedules. Notwithstanding anything herein to the contrary, Genesis shall have the right to terminate this Agreement by written notice to Reality Wireless in the event that Genesis, in its sole discretion, is not satisfied with the Genesis Final Proposed Schedules.

            SECTION 7.04 Completion of Genesis Reports.

         (a) Reality Wireless acknowledge that the financial statements to be presented by Genesis to Reality Wireless (the "Genesis Reports") have not been prepared or are incomplete as of the date hereof. Genesis shall deliver to Reality Wireless and its counsel for their review a complete and accurate version of the Genesis Reports not later than 45 days after the Execution Date of this Agreement. Genesis shall also provide Reality Wireless with copies of any supporting documents and such access to those officers and other employees of Reality Wireless and other representatives as may be reasonably requested by Reality Wireless and its legal counsel in connection with their review of the Genesis Reports. Notwithstanding anything herein to the contrary, Reality Wireless shall have the right to terminate this Agreement by written notice to Genesis in the event that Reality Wireless, in its sole discretion, is not satisfied with the Genesis Reports.

            SECTION 7.05 Public Announcements

            The initial press release concerning the Merger shall be a joint press release and, thereafter and until the Effective Time, Reality Wireless and Genesis shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the OTCBB, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

            SECTION 7.06 OTCBB Symbol Change

            Prior to the Effective Time, Reality Wireless shall file with the OTCBB a Symbol Change Form to change the OTCBB symbol of Reality Wireless on the Effective Date. The new symbol shall be determined by Genesis.

            SECTION 7.07 Blue Sky and Federal Securities Law

            Reality Wireless shall use all reasonable efforts to obtain prior to the Effective Time all necessary permits and approvals required under Blue Sky Laws and federal securities law to permit the distribution of the shares of Reality Wireless Common Stock to be issued in accordance with the provisions of this Agreement.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

            SECTION 8.01 Conditions of the Obligations of Each Party to Consummate the Merger.

            The obligations of the parties hereto to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

            (a) this Agreement and the Merger shall have been duly approved by the requisite vote of the board of directors and stockholders of Genesis in accordance with the NRS and the DE Code and by the requisite vote of the board of directors of Reality Wireless in accordance with the rules of the NRS, the DE Code and OTCBB;

            (b) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation;

            (c) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in an Reality Wireless Material Adverse Effect or a Genesis Material Adverse Effect.

         (d) Current Liabilities of Reality shall not exceed $50,000 as reflected in the most recent Closing Schedules and the Reports.

            SECTION 8.02 Conditions to the Obligations of Genesis

            The obligations of Genesis to consummate the Merger, or to permit the consummation of the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

            (a) each of the representations and warranties of Reality Wireless contained in this Agreement shall be true, complete and correct in all respects both when made and on, and as of, the Effective Time and (other than representations and warranties which address matters only as of a certain date which shall be so true, complete and correct as of such certain date), except for any failures to be true, complete and correct which do not, in the aggregate, have an Reality Wireless Material Adverse Effect, and Genesis shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Reality Wireless to such effect;

            (b) Reality Wireless shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Genesis shall have received a certificate of the Chief Executive Officer of Reality Wireless to that effect;

            (c) There shall have been no Reality Wireless Material Adverse Effect since the Execution Date;

            (d) All consents of third parties required pursuant to the terms of any Material Contract as a result of the Merger shall have been obtained; and

            (e) Reality Wireless shall have obtained all necessary consents from the State of California to consummate the Merger;

         (g) Genesis shall be satisfied with its due diligence review of Reality Wireless;

            (h) the amendment to the Certificate of Incorporation of Reality Wireless changing the name of Reality Wireless to "Genesis Electronics, Inc." and the reverse-split (if any) shall have been approved by the shareholders of Reality Wireless via a consent in lieu of a special meeting of the shareholders such that a proxy solicitation is not necessary to obtain shareholder;

         (i) Genesis shall be satisfied, in its sole discretion, with the conversion of certain debts of certain creditors of Reality Wireless (the "Reality Wireless Creditors") into the common stock of Reality Wireless, which satisfaction shall be evidenced in writing signed by Reality Wireless, and the Reality Wireless Creditors shall have executed Settlement and Release Agreements satisfactory to Genesis;

         (j) Genesis shall have been issued ---------------------- shares of the common stock of Reality Wireless immediately following the reverse-split as Merger consideration; and

         (l) Reality Wireless shall have changed Reality Wireless's name from "Reality Wireless Networks, Inc.," to "Genesis Electronics, Inc." (the "Name Change"), and changed Reality Wireless's symbol on the OTCBB from "RWLN," to such symbol as is requested by Genesis, subject to the approval of NASDAQ (the "Symbol Change"). Reality Wireless and Genesis agree to cooperate fully with the other and to execute and deliver all necessary documents and notices and to give such further written assurances, and to take any other action as may be reasonably requested by any other party to evidence, reflect and effect the Name Change and Symbol Change.

             SECTION 8.03 Conditions to the Obligations of Reality Wireless

            The obligations of Reality Wireless to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

            (a) each of the representations and warranties of Genesis contained in this Agreement shall be true, complete and correct in all respects both when made and on, and as of, the Effective Time and (other than representations and warranties which address matters only as of a certain date which shall be so true, complete and correct as of such certain date), except for any failures to be true, complete and correct which do not, in the aggregate, have a Genesis Material Adverse Effect, and Reality Wireless shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Genesis to such effect;

            (b) Genesis shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Reality Wireless shall have received a certificate of the Chief Executive Officer of Genesis to that effect;

            (c) there shall have been no Genesis Material Adverse Effect since the Execution Date;

            (d) all consents of third parties required pursuant to the terms of any Material Contract as a result of the Merger shall have been obtained;

            (e) the employees of Genesis set forth on Schedule 8.03(e) of the Genesis Disclosure Schedule shall have accepted employment with Reality Wireless and shall have entered into employment and non-competition agreements;

                                   ARTICLE IX

                             POST-CLOSING COVENANTS

            Section 9.01 Audited Financials of Genesis

            As soon as is practicable after the Closing, but in no event later than fifty (50) days after the Closing, Genesis's shall provide audited financial statements to Reality Wireless so as to comply with the SEC filing obligations of Reality Wireless pursuant to the 34 Act.

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

            SECTION 10.01 Termination

            This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

            (a) by mutual written consent duly authorized by the boards of directors of each of Reality Wireless and Genesis;

            (b) Reserved;

            (c) by either Reality Wireless or Genesis, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

            (d) by Genesis, if (i) the board of directors of Reality Wireless withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Genesis or its stockholders, (ii) the board of directors of Reality Wireless shall have recommended to the stockholders of Reality Wireless a Competing Transaction, or (iii) the board of directors of Genesis resolves to take any of the actions described above;

            (e) by Reality Wireless or Genesis, if (i) this Agreement and the Merger shall fail to receive the requisite votes for approval at the Genesis Stockholders' Meeting or any adjournment or postponement thereof or (ii) if the vote on the issue of the shares to be issued in connection with the Merger shall fail to receive the requisite votes for approval at the Reality Wireless Shareholders' Meeting or any adjournment or postponement thereof;

            (f) by Reality Wireless, upon a breach of any representation, warranty, covenant or agreement on the part of Genesis set forth in this Agreement, or if any representation or warranty of Genesis shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "Terminating Genesis Breach"); provided, however, that if such Terminating Genesis Breach is curable by Genesis through the exercise of its reasonable efforts within 20 days and for so long as Genesis continues to exercise such reasonable efforts, Reality Wireless may not terminate this Agreement under this Section 10.01(f); and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 10.01; or

            (g) by Genesis, upon breach of any representation, warranty, covenant or agreement on the part of Reality Wireless set forth in this Agreement, or if any representation or warranty of Reality Wireless shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "Terminating Reality Wireless Breach"); provided, however, that if such Terminating Reality Wireless Breach is curable by Reality Wireless through the exercise of its reasonable efforts within 20 days and for so long as Reality Wireless continues to exercise such reasonable efforts, Genesis may not terminate this Agreement under this
Section 10.01(g); and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this
Section 10.01.

            (h) The right of any party hereto to terminate this Agreement pursuant to this Section 10.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

            SECTION 10.02 Effect of Termination

            Except as provided in Section 10.05, in the event of termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement. No termination of this Agreement shall affect the obligation of the parties contained in the Confidentiality Agreements, which shall survive termination of this Agreement and remain in full force and effect in accordance with their terms.

            SECTION 10.03 Amendment

            This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the stockholders of Genesis, no amendment may be made that changes the amount or type of consideration into which Genesis common stock will be converted pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

            SECTION 10.04 Waiver

            At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

            SECTION 10.05 Expenses

            All Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated.

                                   ARTICLE XI

                               GENERAL PROVISIONS

            SECTION 11.01 Non-Survival of Representations and Warranties

            The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 10.01, as the case may be. This Section 11.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

            SECTION 11.02 Notices

            All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

                       (a) if to Genesis:

                       Genesis Electronics, Inc.
                       423 S. Padre Juan Avenue
                       Ojai, CA  93023                  (CONTINUED)
                       with a copy to:

                       The Otto Law Group, PLLC
                       900 Fourth Ave., Suite 3140
                       Seattle, WA 98164

                       (b) if to Reality Wireless:

                       Reality Wireless Networks, Inc.,
                       4906 Point Fosdick Dr., Suite 102
                       Gig Harbor, WA 98335

                       with a copy to:

                      The Otto Law Group, PLLC
                      900 Fourth Ave., Suite 3140
                      Seattle, WA 98164

            SECTION 11.03 Severability

            If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

            SECTION 11.04 Assignment; Binding Effect; Benefit

            Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.04, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

            SECTION 11.05 Incorporation of Exhibits

            The Reality Wireless Disclosure Schedule, the Genesis Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

            SECTION 11.06 Governing Law

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WASHINGTON OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLIDETION OF ANY LAW OTHER THAN THAT OF DELAWARE. COURTS WITHIN THE STATE OF WASHINGTON WILL HAVE JURISDICTION OVER ALL DISPUTES BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES HEREBY CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLIDEBLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR
(III) ANY  LITIGATION  COMMENCED  IN SUCH  COURTS IS BROUGHT IN AN  INCONVENIENT
FORUM.

            SECTION 11.07 Waiver of Jury Trial

            EACH PARTY HERETO HEREBY IRREVODEBLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

            SECTION 11.08 Headings; Interpretation

            The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            SECTION 11.09 Counterparts

            This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 11.10 Entire Agreement

            This Agreement (including the Exhibits, the Reality Wireless Disclosure Schedule and the Genesis Disclosure Schedule) and the Confidentiality Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger between Reality Wireless Networks, Inc., and Genesis Electronics, Inc., to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                         REALITY WIRELESS NETWORKS, INC.

                                         By:
                                         ---------------------------------
                                         Name: Steve Careaga
                                         Title:  Chief Executive Officer


                                         GENESIS ELECTRONICS, INC.

                                         By:
                                         ---------------------------------
                                         Name: Jerry S. Bessa
                                         Title:  CEO & President